Exhibit 26-(h)(4)(d): Amendment No. 3 to Participation Agreement by and among ReliaStar Life Insurance Company of New York, Fidelity's Variable Insurance Products Fund and Fidelity Distributors Corporation

AMENDMENT NO. 3

     Amendment to the Participation Agreement among ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers Security Life Insurance Company) (the "Company"), Variable Insurance Products Fund (the "Fund") and Fidelity Distributors Corporations (the "Underwriter") dated March 9, 1995 (the "Agreement").

1) Paragraph 1 on page 1 of the Agreement is hereby amended by inserting the Company's present name, "ReliaStar Life Insurance Company of New York," in place of its former name.

2) Schedule A is hereby revised to read as follows:

SCHEDULE A CONTRACTS February 18, 1998

Policy Form Numbers of
Name of Separate Account and	Contracts Funded by
Date Established by Board of Directors	Separate Account
Separate Account M -- 3/81	B-ORD-1928-90
Separate Account P -- 12/81
Separate Account Q -- 9/82
ReliaStar Life Insurance Company of New York
Variable Life Separate Account I -- 3/82	85-251; 85-438

3) Schedule C is hereby revised to read as follows:

SCHEDULE C December 20, 1996

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

Oppenheimer Variable Account Funds

Alliance Capital Management Funds

USLICO Series Fund (an in-house fund that supports ReliaStar Bankers Security life Insurance Company's and United Services Life Insurance Company's variable life insurance products.)

Putnam Capital Manager Trust Funds

Northstar Variable Trust Portfolios

OCC Accumulation Trust Portfolios

Neuberger&Berman Advisors Management Trust Portfolios

Janus Aspen Series Portfolios

The Alger American Fund Portfolios

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 3, 1998.

ReliaStar Life Insurance Company of New York

By: /s/ Richard R. Crowl
Name: Richard R. Crowl
Title: Sr. Vice President & General Counsel

Variable Insurance Products Fund

By: /s/ Robert C. Pozen
Name: Robert C. Pozen
Title: Senior Vice President

Fidelity Distributors Corporation

By: /s/ Kevin J. Kelly
Name: Kevin J. Kelly
Title: Vice President